COMMERCIAL LEASE

THIS LEASE made as of March 8, 2016

BETWEEN: KATALEX HOLDINGS INC.
(The "Landlord")

And

MBE HOLDINGS INC.
(The "Tenant")

IN CONSIDERATION of the mutual covenants contained herein, the Landlord and Tenant hereby agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions. In this lease the following terms shall have the following meanings:

"Additional Rent" means all other amounts payable by the Tenant to the Landlord or to be discharged as Rent under this Lease. For the balance of the calendar year 2016, the additional rent is payable only with respect to the main floor of the Building. Commencing January 1, 2017 and for the duration of the Lease, the additional rent shall be payable with respect to both floors of the Building. Until December 31, 2016, the additional rent is estimated to be $792.00 per month (plus applicable HST), based on 1100 square feet. In the calendar year 2017, the additional rent is estimated to be $7.05 per square foot, which totals $1,293.00 per month (plus applicable HST). In the calendar year 2018, the additional rent is estimated to be $7.20 per square foot, or $1,320.00 per month. In the calendar year 2019, the additional rent is estimated to be $7.66 per square foot or $1,405.00 per month. In each year HST is applicable and additional. The additional rent excludes in-suite janitorial service, which is not supplied by the Landlord. The additional rent represents the Tenant's proportionate share of all costs and expenses incurred by the Landlord in maintaining, operating, insuring and repairing the Building, and without limiting the generality of the foregoing, such costs and expenses shall include the following:

i. Snow, garbage and trash removal;

ii. Landscaping;

iii. Maintaining and repairing the machinery and equipment for all utilities and services including exterior lighting;

iv. Realty taxes, assessments, rates, charges and duties levied or assessed against the Building (save any tax on the personal income of the Landlord); and

v. Insuring the Building and other such insurance as the Landlord will effect against public liability, property damage, loss of rental income and other casualties and risks.

Initial Landlord Initial Tenant

COMMERCIAL LEASE

As costs may increase during the Term of this Lease, the amount payable monthly is subject to change at any time or times. Upon written notice by the Landlord, the Tenant shall adjust the amount being paid on account of Additional Rent to the amount estimated to be the Tenant's proportionate share of the Landlord's costs and expenses. If costs are lower than expected, the Tenant will be entitled to adjustments reflecting such lower costs as provided in this Lease.

"Building" means the building(s) located on the Land, including all alterations and additions thereto and replacements thereof:

"Commencement Date" of this Lease is May 1, 2016. It is acknowledged that the Commercial Lease made as of June 15, 2015 between the parties shall remain in full force and effect until the Commencement Date of this Lease. As at May 1, 2016, this Commercial Lease shall take the place of the Commercial Lease of June 15, 2015;

"Event of Default" means an event referred to in Section 10.2;

"Land" means the land known municipally as 1282A Cornwall Road, Oakville, Ontario;

"Lease" means this lease and any Schedules attached hereto which are referred to in this lease and every executed instrument which by its terms amends, modifies or supplements this lease;

"Lease Year" means in the case of 2016, from May 1, 2016 to December 31, 2016 Thereafter, Lease Year means each successive period of twelve (12) calendar months ending on the 31st of December of each year;

"Leased Premises" means both the main floor and the second floor of the Building;

"Minimum Rent" means the amounts set out hereunder:

Term	Monthly Minimum Rent
May 1, 2016 – June 30, 2016	$2,558.00 plus HST
July 1, 2016 – August 31, 2016	$3,058.00 plus HST
September 1, 2016 - October 31, 2016	$3,358.00 plus HST
November 1, 2016 – December 31, 2016	$3,658.00 plus HST
All of 2017	$3,300.00 plus HST
All of 2018	$3,392.00 plus HST
All of 2019	$3,485.00 plus HST

Initial Landlord　　Initial Tenant

COMMERCIAL LEASE

"**Occupancy Date**" means the 1st of May, 2016. The parties acknowledge that the Tenant is in occupancy of the ground floor pursuant to the Lease made as of June 15, 2015;

"**Permitted Use**" means general business offices;

"**Rent**" means the aggregate of all amounts payable by the Tenant to the Landlord under this Lease. For clarity, the minimum rent and estimated additional monthly rent for the term of the Lease are the amounts set out hereunder, plus HST:

Term	Monthly Minimum Rent	Estimated Additional Monthly Rent	Total
May 1, 2016 – June 30, 2016	$2,558.00	$792.00	$3,350.00
July 1, 2016 – August 31, 2016	$3,058.00	$792.00	$3,850.00
September 1, 2016 – October 31, 2016	$3,358.00	$792.00	$4,150.00
November 1, 2016 – December 31, 2016	$3,658.00	$792.00	$4,450.00
All of 2017	$3,300.00 ($18/sf)	$1,293.00 ($7.05/sf)	$4,593.00
All of 2018	$3,392.00 ($18.50/sf)	$1,320.00 ($7.20/sf)	$4,712.00
All of 2019	$3,485.00 ($19.00/sf)	$1,405.00 ($7.66/sf)	$4,890.00

"**Term**" means the period of time commencing at 9:00 A.M. ET on May 1, 2016 (the "Commencement Date") and ending at 5:00 P.M. ET on December 31, 2019;

"**Termination Date**" means December 31, 2019;

"**Value Taxes**" means all goods and services taxes, sale taxes, value-added taxes, and any other taxes imposed on the Landlord with respect to this Lease, the services provided hereunder or the Rent.

Initial Landlord

Initial Tenant

ARTICLE 2
GRANT OF LEASE AND GENERAL CONVENANTS

2.1 **Grant.** The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the Leased Premises, to have and to hold during the Term, subject to the terms and conditions of this Lease.

2.2 **Landlord's General Covenants.** The Landlord covenants with the Tenant:

(a) For quiet enjoyment of the Leased Premises; and

(b) To observe and perform all the covenants and obligations of the Landlord herein.

2.3 **Tenant's General Covenants.** The Tenant covenants with the Landlord:

(a) to pay Rent;

(b) to pay for separately metered utilities, including but not necessarily limited to Hydro, gas and the cost of security for the Building; and,

(c) to observe and perform all the covenants and obligations of the Tenant herein.

ARTICLE 3
TERM AND POSSESSION

3.1 **Term.** The Term of this Lease shall begin on the Commencement Date and end on the Termination Date unless terminated earlier as provided in this Lease.

3.2 **Possession of Leased Premised.** The Landlord acknowledges that the Tenant has occupancy of the main floor of the Building under a Lease made as of June 15, 2015. The Tenant shall have the right to take occupancy of the upper floor at 9:00 a.m. on April 15, 2016.

ARTICLE 4
RENT

4.1 **Rent.** The Tenant shall pay to the Landlord as Rent for the Leased Premises the aggregate of:

(a) Minimum Rent in respect of each year of the Term or renewal terms as the case may be, payable in advance and without notice or demand in monthly installments commencing on the Commencement Date; and

(b) Additional Rent at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by the Landlord.

4.2 **Payment of Rent.** All amounts payable by the Tenant to the Landlord pursuant to this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent. Except as provided in Section 8.1, Rent shall be paid to the Landlord in lawful money of Canada, without deduction or set-off, at the address of the Landlord. The Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease. Payments under this Lease shall be made by cheque and the Tenant shall provide the Landlord with monthly post-dated cheques at the commencement of each year for the duration of this Lease. At the Landlord's request, and with agreement of the Tenant, the Tenant may make all payments under this Lease by way of automatic withdrawals or electronic funds transfer from the Tenant's bank account and shall execute and deliver either concurrently with this Lease or from time to time within three (3) business days following request for it, such documentation as may be required by the Landlord and its bank in order to effect such payments.

4.3 **Deposit.** The Landlord acknowledges receipt of $5,311.00 under the Lease made on the 15th of June, 2015. That deposit was on account of the first ($2,350.00 plus HST) and last ($2,350.00 plus HST) month's payment of rent pursuant to that Lease. The Tenant acknowledges that the deposit has been applied, in part, to the first month's rent under the June 15, 2015 Lease. Accordingly, the Landlord has a deposit of $2,350.00 plus HST in its possession. It is the parties' intention that the Tenant make a deposit on account of the first and last month's payment of rent pursuant to this Lease. The first month's rent, being May 1, 2016, is a total of $3,785.50 ($3,350.00 plus HST of $435.50). The last's month's rent is $5,525.70 ($4,890.00 plus HST of $635.70). First and last month's rent totals $9,311.20. Applying a credit of $2,350.00 plus HST of $305.50 for a total of $2,655.50, the Tenant will deliver a certified cheque or bank draft in the amount of $6,655.70 to provide the Landlord with first and last month's rent plus HST. If at any time during the Term any payment required to be made by the Tenant to the Landlord is overdue and unpaid, the Landlord may at its option apply any portion of the last month's rent deposit to the payment of such overdue amount, without thereby limiting or excluding any other rights that the Landlord may have hereunder or at law or equity. In the event of the application as aforesaid of any such portion of the last month's rent deposit, the Tenant shall, on written demand of the Landlord forthwith remit to the Landlord, such amount as it is sufficient to restore the last month's payment of rent to its original amount.

4.4 **Additional Rent Adjustment.** Within a reasonable length of time after the end of each calendar year, the Landlord shall furnish to the Tenant a Statement with respect to the actual additional rent costs of the previous year. The Statement shall illustrate whether the Tenant has overpaid or underpaid additional rent, based on the actual costs. In the event the Tenant has underpaid, the Tenant shall pay the Landlord the underpayment within 30 days of the receipt of the Statement. In the case of an overpayment, the Landlord shall refund the Tenant the overpayment within 30 days of the delivery of the Statement.

ARTICLE 5
OCCUPATION

5.1 **Use of Leased Premises.** The tenant shall use the Leased Premises only for the Permitted Use and shall not use or permit to be used the Leased Premises or any part thereof for any other purpose or business or by any persons other than the Tenant.

______ Initial Landlord ______ Initial Tenant

5.2 **Compliance with Laws.** The Tenant shall comply with present and future laws, regulations and orders relating to the occupation or use of the Leased Premises the condition of the leasehold improvements, equipment and other property of the Tenant therein, the making by the Tenant of any repairs, changes or improvements and the conduct of business in the Leased Premises.

5.3 **Prohibited Uses.** The Tenant shall not commit, cause or permit any nuisance or any waste or injury to or in or about the Leased Premises, or to any of the leasehold improvements, merchandise or fixtures therein, or conduct any use or manner of use causing annoyance to any person. Without limiting the generality of the foregoing, the Tenant shall not use or permit the use of any portion of the Leased Premises for any dangerous, illegal, noxious odorous or offensive trade, business or occurrence or other use contrary to the provisions of this Lease. The Tenant shall keep the Leased Premises free of debris or anything of a dangerous, noxious, odorous or offensive nature or which could create an environmental or fire hazard through undue load on electrical circuits or otherwise) or undue vibration, heat or noise).

5.4 **Hazardous Use.** The Tenant shall not do, omit to do or permit to be done anything which will cause or shall have the effect of causing the cost of the Landlord's insurance in respect of the Leased Premises to be increased at any time during the Term or any policy of insurance on or relating to the Leased to be subject to cancellation. Without waiving the foregoing prohibition, the Landlord may demand and the Tenant shall pay to the Landlord upon demand, the amount of any increase in the cost of insurance caused by anything so done or omitted to be done. The Tenant shall forthwith upon the Landlord's request comply with the requirements of the Landlord's insurers, cease any activity complained of and make good any circumstance which has caused any increase in insurance premiums or the cancellation of any insurance policy. If any policy of insurance in respect of the Leased Premises is cancelled or become subject to cancellation by reason of anything so done or omitted to be done, the Landlord may without prior notice terminate this Lease and re-enter the Leased Premises.

5.5 **Signage.** The Tenant shall with the Landlord's prior written approval be permitted to install and exhibit sign(s) identifying the Tenant and The Tenant's business activities on the Leased Premises. Subject to requirements of existing municipal bylaws and condominium bylaws, such sign(s) are to be installed and maintained at the Tenant's own expense.

5.6 **Rules and Regulations.** The Landlord shall be entitled from time to time to make reasonable rules and regulations for the operation, maintenance, safety and use of the Leased Premises and The Tenant shall comply with such rules and regulations and shall cause its servants, agents, employees, customers and invitees to comply with such rules and regulations.

ARTICLE 6
RIGHTS AND OBLIGATIONS OF THE LANDLORD

6.1 **Operation of Leased Premises.** The Landlord assumes full responsibility for the maintenance, operation and repair of the Building systems servicing the Leased Premises. However, the Landlord is not responsible for the payment of the hydro, gas or security for the Leased Premises.

Initial Landlord Initial Tenant

6.2 **Maintenance and Repair by Landlord.** The Tenant shall at its sole cost maintain and repair the Leased Premises and all leasehold improvements in good order and condition, subject to reasonable wear and tear and with the exception only of those repairs which are the obligation of the Landlord under this Lease. If the Tenant fails to do so, the Landlord may at its sole option upon 14 days prior written notice and without any obligation to the Tenant elect to perform such maintenance, repairs as the Landlord may reasonably deem necessary or desirable. In so doing, the Landlord shall not be liable for any consequential damage, direct or indirect to any person or property, including, but without restricting the generality of the foregoing, damages for a disruption of the business of the Tenant and damage to, or loss of, the goods, chattels and equipment and other property of the Tenant nor shall any reduction or disruption of services be construed as a breach of the Landlord's covenants or as an eviction of the Tenant or release of the Tenant from any obligation under this Lease provided that the Tenant's business is not unreasonably interfered with.

6.3 **Access by Landlord.** The Tenant shall permit the Landlord to enter the Leased Premises at any time outside normal business hours in case of an emergency, maintenance and otherwise normal business hours where such will not unreasonably disturb or interfere with the Tenant's use of the Leased Premises or operation of its business, to examine, inspect and show the Leased Premises or operation of its business, to examine, inspect and show the Leased Premises for purpose of sale or financing, to provide service or make repairs, replacements, changes or alterations provided for in this Lease and to take such steps as the Landlord may deem necessary for the safety, improvement or preservation of the Leased Premises. The Landlord shall consult with or give reasonable notice to the Tenant prior to entry but no such entry shall constitute an eviction or a breach of the Landlord's covenant for quiet enjoyment or entitle the Tenant to any abatement of Rent. The Tenant shall also permit the Landlord, its employees and agents, at any time during the six (6) months prior to the expiry or Termination of this Lease to enter the Leased Premises for the purpose of showing it to any such persons as may be desirous of leasing the Leased Premises.

ARTICLE 7
TENANT'S RESPONSIBILITIES

7.1 **Tenant's Obligations.** In connection with the Leased Premises, the Tenant hereby agrees that it shall be responsible for the following through the Term:

(a) Insurance – to take out and maintain, in the name of the Landlord its agent and employees, the Tenant and each mortgagee of the Leased Premises as their interests may appear the following forms of insurance:

(i) All risks property insurance (including floor, sewer back-up and earthquake) with coverage for the full replacement cost value of the Leased Premises including By-laws endorsement for demolition or replacement;

(ii) Insurance upon property of every description owned by the Tenant or for which the Tenant is legally liable and installed or kept with the Leased Premises (including leasehold improvements) in an amount not less than the full replacement costs value;

(iii) Comprehensive public liability and broad form property damage insurance with limits of not less than $1,000,000 per occurrence with extensions including but not

Initial Landlord Initial Tenant

limited to personal injury, intentional acts, blanket contractual, cross-liability and severability of interest, occurrence property damage, employer's liability and non-owned automobile coverage;

All insurance policies required under this provision shall provide for a waiver of subrogation against the Landlord or those for whom it is in law responsible whether any damage is caused by the acts, omission, or negligence of the Landlord or those for whom it is in law responsible. Each such insurance policy shall further contain a prohibition against cancellation or material change that reduces or restricts the insurance coverage except upon 30 days prior written notice to the Landlord. **The Tenant shall provide the Landlord with a certificate of each such insurance policy on or before the Commencement Date.**

7.2 Payment of Costs. The Tenant shall pay all of the costs and expenses associated with the Tenant's obligations directly to the appropriate party as they come due and shall, at the Landlord's request, provide the Landlord with copies of receipts or other proof acceptable to the Landlord that such costs have been paid. If the Tenant fails to perform any obligation under this Lease or to pay any costs and expenses as set out herein, the Landlord may at its sole option and discretion, on seven (7) days written notice to the Tenant, perform such obligation or pay such amounts on behalf of the Tenant and the Tenant shall forthwith upon receipt of an invoice therefore reimburse the Landlord for the cost of such action or the amount of such payment.

7.3 Leasehold Improvements. The Tenant may install in the leased Premises its usual fixtures and personal property in a proper manner, provided that no installment or repair shall interfere with or damage the mechanical or electrical systems of the structure of the Leased Premises. If the Tenant is not then in default hereunder, the fixtures and personal property installed in the Leased Premises by the Tenant may be removed by the Tenant from time to time in the ordinary course of the Tenant's business or in the course of reconstruction, renovation or alteration of the Leased Premises by the Tenant provided that the Tenant promptly repairs at its own expense any damage to the Leased Premises resulting from the installation or removal, reasonable wear and tear excepted. At the end of the Lease, the Tenant may remove its leasehold improvements and/or fixtures, provided that the Tenant repairs at its own expense any damage to the Leased premises as a result of the removal. If the Landlord requests it, the Tenant shall remove any leasehold improvements and/or fixtures at its own expense and shall repair any damage resulting therefrom.

7.4 Alterations by Tenant. The Tenant may from time to time at its own expense make changes, additions and improvements to the interior of the Leased Premises to better adapt the same to its business, provided that any change, addition or improvement shall be made only after obtaining written consent of the Landlord and shall be carried out in a good and workmanlike manner and only by persons selected by the Tenant and reasonably approved in writing by the Landlord.

7.5 Liens. The Tenant shall pay promptly when due all costs for work done or caused to be done by the Tenant in the Leased Premises which could result in any lien or encumbrance on the Landlord's interest in the property, shall keep the title to the property and every part thereof free and clear of any lien or encumbrance in respect of the work and shall indemnify and hold harmless the Landlord against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of materials, services or labour for the work.

Initial Landlord Initial Tenant

7.6 **Notify Landlord.** The Tenant shall immediately notify the Landlord of any accidents or defect in the Leased Premises or any systems thereof, and as well of any matter or condition which may cause injury or damage to the Leased Premises or any person or property located therein.

ARTICLE 8
DAMAGE AND DESTRUCTION

8.1 **Damage and Destruction.** If, during the Term, the Leased Premises or any part thereof shall be damaged by fire, lighting, tempest structural defects or acts of God or by any additional perils from time to time defined and covered in the standard broad-coverage fire insurance policy carried by the Landlord on the Leased Premises, the following provisions shall apply:

(a) If, as a result of such damage, the Leased Premises are rendered partially unfit for occupancy by the Tenant, the Rent shall abate in the proportion that the part of the Leased Premises rendered unfit for occupancy by the Tenant is of the whole of the Leased Premises. If the Leased Premises are rendered wholly unfit for occupancy by the Tenant, the Rent shall be suspended until the Leased Premises have been rebuilt and repaired or restored.

(b) Notwithstanding subsection (a) above, if in the opinion of the Landlord's architect or engineer given with 60 business days of the happening of the damage, the Leased Premises shall be incapable of being rebuilt, repaired, restored with reasonable diligence within 90 days after the occurrence of the damage, then either the Landlord or the Tenant may, at its option, terminate this Lease by notice in writing to the other given within 15 days of the giving of the opinion of the Landlord's architect or engineer. If notice given by the Landlord or Tenant under this Section, then this Lease shall terminate from the date of such damage and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and the Rent shall be apportioned and shall be payable by the Tenant only to the date of the damage and the Landlord may thereafter re-enter and repossess the Leased Premises.

(c) If the Leased Premises are capable with reasonable diligence of being rebuilt, repaired or restored within 90 days of the occurrence of such damage, then the Landlord shall proceed to rebuild, restore or repair the Leased Premises with reasonable promptness within 90 days plus any additional period due to delay caused by strike, lock-outs, slow-downs, shortages of material or labour, acts of God, acts of war, inclement weather or other occurrences which are beyond the reasonable control of the Landlord, and the Rent shall abate in the manner provided for in subsection (a) above until the Leased Premises have been rebuilt, repaired or restored: provided that nothing in this Section shall in any way be deemed to affect the obligation of the Tenant to repair, maintain, replace or rebuild the Leased Premises as otherwise provided by the terms of this Lease.

ARTICLE 9

INDEMNITY

9.1 **Indemnity.** The Tenant shall indemnify and save harmless the Landlord and its agents and employees from any and all liabilities, damages, costs, claims, suits or actions growing or arising out of:

(a) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed;
(b) any damage to property while the property is in or about the Leased Premises and;
(c) any injury to person or persons including death resulting at any time therefrom occurring in or about the Leased Premises.

9.2 **Limitation of Landlord's Liability.** The Landlord and its agents and employees shall not be liable for any damage to the Leased Premises or any property located therein caused by any latent defect or by steam, water, rain or snow which may leak into, issue or flow from any part of the Leased Premises or from the water, steam, sprinkler or damaged pipes or plumbing works of the same or from any other place or from any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or for any damage caused by anything done or omitted to be done by any person however caused to merchandise, stock in trade, books, records, files, money, securities, negotiable instruments, papers or other valuables.

9.3 **Survival of Obligations and Indemnities.** All obligations of the Tenant which arise during the Term pursuant to this Lease and which have not been satisfied and the indemnities and other obligations of the Tenant contained in Section 9.1 shall survive the expiration or other termination of this Lease.

ARTICLE 10
DEFAULT

10.1 **Interest and Costs.** The Tenant shall pay monthly to the Landlord interest at a rate equal to the lesser of the prime rate established as such by the Landlord's bank from time to time plus one per cent per annum and the maximum rate permitted by applicable law, upon any default in payment of Rent from the due date for payment thereof until the same is fully paid and satisfied. The Tenant shall indemnify the Landlord against all costs and charges reasonably incurred in enforcing payment of Rent hereunder and in obtaining possession of the Leased Premises should the same be necessary.

10.2 **Events of Default.** Each of the following events shall constitute an event of default (an "Event of Default"):

(a) all or any part of the Rent hereby reserved is not paid when due and upon written notice by the Landlord default continues for five (5) days after written notice thereof; or
(b) the Term or any goods, merchandise, stock in trade, chattels or equipment of the Tenant located on the Leased Premises is seized or is taken or eligible in execution or in attachment or if a writ of execution is issued against the Tenant or if a creditor takes possession thereof; or
(c) the Tenant or any person or corporation bound to perform the obligations of the Tenant hereunder either as guarantor or indemnifier or as one of the parties constituting the Tenant takes any steps or suffers any other to be made for its winding-up or other termination of its corporate existence or become insolvent or commits an act of bankruptcy or become bankrupt

Initial Landlord Initial Tenant

or take the benefit of any statue that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver or receiver/manager shall be appointed for the business, property, affairs or revenues of the Tenant or such person or corporation; or

(d) the Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Leased Premises (other than in the normal course of its business); or

(e) the Tenant fails to observe, perform and keep each and every of the covenants, agreements and conditions herein contained to be observed, performed and kept by the Tenant and persists in the failure after 10 days written notice by the Landlord requiring the Tenant to remedy, correct, desist or comply (or if any breach would reasonably require more than 10 days to rectify, unless the Tenant commences rectification within 10 days notice period and thereafter promptly and effectively and continuously proceeds with the rectification of the breach).

10.3 **Remedies on Default.** Upon the occurrence of one or more Events of Default, the Landlord may, at its option, and in addition to and without prejudice to all rights and remedies of the Landlord available to it either by any other provision of this Lease or by statute or the general law:

(a) be entitled to the full amount of the current month's and the next three months' installments of Rent which shall immediately become due and payable and the Landlord may immediately distrain for the same, together with any arrears then unpaid;

(b) without notice or any form of legal process, forthwith re-enter upon and take possession of the Leased Premises or any part thereof in the name of the whole and re-let the Leased Premises or any part thereof on behalf of the Tenant or otherwise as the Landlord sees fit and remove and sell the Tenant's merchandise, stock in trade, goods, chattels and trade fixtures therefrom, any rule of law or equity to the contrary notwithstanding;

(c) seize and sell such goods, chattels and equipment of the Tenant as are in the Leased Premises and may apply the proceeds thereof to all Rent to which the Landlord is then entitled under this Lease. Any such sale may be effected by public auction or otherwise, and either in bulk or by individual items, all as the Landlord in its sole discretion may decide;

(d) terminate this Lease by leaving upon the Leased Premises ten (1) days prior written notice of the termination, and termination shall be without prejudice to the Landlord's right to damages; it being agreed that the Tenant shall pay to the Landlord as damages the loss of income of the Landlord to be derived from the Leased Premises for the unexpired portion of the Term had it not been terminated, provided that the Landlord shall not be entitled in any event to receive any damages greater than those damages the Landlord would be entitled to receive at law: or

(e) re-enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of the Landlord's former estate, anything herein contained to the contrary notwithstanding; and the Tenant shall pay to the Landlord forthwith upon demand all expenses of the Landlord in re-entering, terminating, re-letting, collecting sums due or payment by the Tenant or realizing upon assets seized including Tenant inducements, leasing commissions, legal fees on a solicitor and client basis and all disbursements and the expense of keeping the leased Premises in good order, and preparing the same for re-letting.

10.4 **Waiver.** If the Landlord shall overlook, excuse, condone or suffer any default, breach or non-observance by the Tenant of any obligations hereunder, this shall not operate as a waiver of the

Initial Landlord Initial Tenant

obligation in respect of any continuing or subsequent default, breach or non-observance and no such waiver shall be implied but shall only be effected if expressed in writing.

10.5 **Waiver of Exemption and Redemption.** Notwithstanding anything contained in any statue now or hereafter in force limiting or abrogating the right of distress, none of the Tenant's goods, merchandise, stock in trade, chattels or trade fixtures on the Leased Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and upon any claim being made for exemption by the Tenant or on distress being made by the Landlord, this agreement may be pleaded as an estoppels against the Tenant in any action brought to rest the right to the levying upon any such goods as are named as exempted in any such statute, the Tenant hereby waiving all and every benefit that could or might have accrued to the Tenant under and by virtue of any such statute for the Lease. The Tenant hereby expressly waives any and all rights of redemption and relief from forfeiture granted by or under any present or future laws in the event of the Tenant being evicted or dispossessed for any cause, or in the event of the Landlord obtaining possession of the Leased Premises, by reason of the violation by the Tenant of any of the terms or conditions of this Lease or otherwise.

ARTICLE 11
ASSIGNMENT AND TRANSFERS

11.1 **No assignment by Tenant.** The Tenant shall not assign, sublet, pledge or transfer this lease or any interest therein or in any way part with possession of all or any part of the Leased Premises, or permit all or any part of the Leased Premises to be used or occupied by any other person without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

11.2 **Tenants' Right of First Refusal.** The Tenant shall have the first right of refusal to purchase the Building in which the Leased Premises are situate. In the event the Landlord receives, during the currency of this Lease or any renewal thereof, a bona fide written offer, (hereinafter referred to as the "Offer") from an arms length party to purchase the Building which the Landlord is willing to accept, then the Landlord shall give written notice of the Offer to the Tenant and shall send the Tenant a photocopy of the Offer. That notice shall constitute an Offer (hereinafter referred to as the "Landlord's Offer") by the Landlord to sell to the Tenant the Building on the terms and conditions specified in the Offer (except as to completion date). The Tenant shall have the right, during the next seventy-two (72) hours after the giving of such notice, by written notice to the Landlord, to accept the Landlord's Offer. If the Tenant accepts, the Notice of Acceptance given by the Tenant together with the Landlord's Offer shall constitute an Agreement for the purchase and sale of the Building on the same terms and conditions as contained in the Offer, except that the date of completion for the completion of the purchase and sale shall either be the 45th business day following the date of the notice of acceptance given by the Tenant to the Landlord, or at the option of the Tenant, shall be on or before the completion date stated in the Offer. If the Tenant does not so elect to purchase the premises or fails to provide written notice of its intention within the 72 hour period above, the Landlord shall be free to sell the Building on the terms and conditions set forth in the Offer. If the Building is not sold under the terms of that Offer, the Landlord shall be obliged to submit any further or other Offer to the Tenant in the same manner as provided herein. The Landlord hereby covenants and agrees to make reference to the aforesaid right of first refusal in any Agreement of Purchase and Sale with respect to the Building and to make such Agreement of Purchase and Sale conditional upon compliance with this covenant. Upon completion of a

Initial Landlord Initial Tenant

sale of the Building to a bona fide third party pursuant to this section, this right of first refusal shall automatically be extinguished.

11.3 **Sale, Conveyance and Assignment by the Landlord.** Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign, pledge or otherwise deal with the Leased Premises, subject only to the rights of the Tenant under this Lease and to the Tenant's right of first refusal as set out above. A sale, conveyance or assignment of the Leased Premises by the Landlord shall operate to release the Landlord from liability from and after the effective date thereof in respect of all of the covenants, terms and conditions of this Lease, express or implied, except as they may relate to the period prior to the effective date, and only to the extent that the Landlord's successor assumes the Landlord's obligations under the Lease and the Tenant shall thereafter look solely to the Landlord's successor in interest and to this Lease.

11.4 **Subordination.** This lease is and shall be subject and subordinate in all respects to any and all mortgages (including deeds of trust and mortgage) now or hereafter placed on the Leased Premises and all advance thereunder, past, present and future and to all renewals, modifications, consolidations, replacement and extensions thereof. The Tenant agrees to execute promptly after request therefore an instrument of subordination as may be requested.

ARTICLE 12
SURRENDER AND OVERHOLDING

12. **Surrender.** Upon the expiration or other termination of the Term, the Tenant shall immediately quit and surrender possession of the Leased Premises and all leasehold improvements in substantially the condition in which the Tenant is required to maintain the Leased Premises excepting only reasonable wear and tear, and upon surrender, all right, title, and interest of the Tenant in the Leased Premises shall cease. It is understood that the Landlord has the right to remove and sell or otherwise dispose of any leasehold improvements, chattels, equipment or any other property of the Tenant left on the Leased Premises by the Tenant after the termination of this Lease, and to retain the proceeds thereof, and the Tenant shall pay to the Landlord upon written demand all of the costs incurred by the Landlord in connection therewith.

12.2 **Overholding.** If the Tenant continues to occupy the Leased Premises after the expiration or other termination of the Term without any further written agreement, the Tenant shall be a monthly tenant at a Minimum Rent equal to one and one-half (1 ½) times the Minimum Rent paid by the Tenant immediately prior to the expiration or other termination of the Term but subject to all other provisions in this Lease to the extent that the same are applicable to a month to month tenancy, and a tenancy from year to year shall not be created by implication of law. Nothing contained in this Section shall preclude the Landlord from exercising all of its rights set out in this Lease including, without limitation, the take of any action for recovery or possession of the Leased Premises.

ARTICLE 13
GENERAL

COMMERCIAL LEASE

13.1 **Entire Agreement.** There is no promise, representation or undertaking by or binding upon the Landlord except such as are expressly set forth in this Lease, and this Lease including the Schedules contains the entire agreement between the parties hereto.

13.2 **Registration.** The Tenant agrees not to register this Lease.

13.3 **Notice.** Any notice required or contemplated by any provision of this Lease shall be given in writing and shall be sufficiently given if mailed by registered mail or delivered or if sent by telecopy or email and if to the Landlord, delivered to the address set out on page 1 and if to the Tenant, personally (or to a partner or officer of the Tenant if the Tenant is a firm or corporation) or delivered to the Leased Premises whether or not the Tenant has departed from, vacated or abandoned the same. Any notice shall be deemed to have been received five postal delivery days after the date of mailing or on the day following the date of delivery or sending. If it is reasonably anticipated that mail service may be disrupted, notice must be delivered or sent by telecopy or other form of immediate transmission.

13.4 **Relationship of Parties.** Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant.

13.5 **Governing Law.** This lease shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario.

13.6 **Amendment or Modification.** No amendment, modification or supplement to this Lease shall be valid or binding unless set out in writing and executed by the Landlord and the Tenant.

13.7 **Force Majeure.** In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labour troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the part delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

13.8 **Severability.** All of the provisions of this Lease are to be construed as covenants and agreements. If any provision of this Lease is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though the provision had never been included.

13.9 **Captions and Headlines**. The captions and headings contained in this Lease are for convenience of reference and are not intended to limit, enlarge or otherwise affect the interpretation of the Articles, sections or parts thereof to which they apply.

13.10 **Interpretation.** Whenever necessary or appropriate in this Lease, the plural shall be interpreted as singular, the masculine gender as feminine or neutral and vice versa and when there are two or more parties bound by the Tenant's covenants herein contained their obligations shall be joint and several.

13.11 **Time of the Essence**. Time shall be of the essence hereof.

______ Initial Landlord ______ Initial Tenant

13.12 **Successors and Assigns.** Subject to specific provisions contained in this Lease to the contrary, this Lease shall enure to the benefit of and binding upon the successors and assigns of the Landlord and the heirs, executors and administrators and the permitted successors and assigns of the Tenant.

13.13 **Free Parking.** Throughout the Term, the Landlord shall, at no additional cost and expense, provide the Tenant with free unreserved parking stalls on adjacent property.

13.14 **"As Is".** The Tenant acknowledges that is has inspected the Leased Premises and agrees to accept the Leased Premises in an "as is" condition and shall not call upon the Landlord to perform any leasehold improvements.

13.15 **Option to Renew.** The Tenant, provided that it has duly and regularly paid when due all rent and other costs, expenses or fees due hereunder, shall have the option to renew the Lease for a further period of Two (2) years at the then current market rate for premises of comparable type, age, location and condition, provided that the Tenant gives to the Landlord written notice of its intention to exercise this option no later than three (3) months prior to Lease expiry date, failing which this option to renew will become null and void. All terms and conditions for the renewal period shall be the same as for the Term, save and except: a) the Minimum Rent; and b) any further option to renew. In the event the Landlord and Tenant cannot agree on the new Minimum Rent at least two (2) months prior to the Termination Date, the new Minimum Rent for the renewal period shall be determined in accordance with the Arbitration Act or any successor or replacement Act.

13.16 **Existing Furnishings.** The Tenant hereby acknowledges that the following furnishings provided in "like new" condition by the Landlord for and in the Leased Premises are and remain the property of the Landlord during the period of and at the Termination Date of the Lease:

(i) Four (4) dark brown office desks with matching credenzas and desk extensions
(ii) One (1) four (4) foot diameter meeting table and eight (8) black non-wheeled meeting chairs
(iii) One (1) dark brown upright filing cabinets with four (4) drawers
(iv) One (1) dark brown upright cabinets with two filing drawers and three shelf cabinets
(v) Two (2) dark brown two-drawer filing credenzas
(vi) Three (3) black wheeled office swivel chairs
(vii) One (1) brown two-seater sofa
(viii) One (1) Yahama AV Receiver
(ix) Two (2) desk pods that seat four people each
(x) One (1) ebony kitchen table with six (6) brown vinyl chairs
(xi) Such other existing office furniture as mutually agreed upon in writing prior to occupancy by Tenant.

The Tenant warrants agrees to maintain the Existing Furnishings in "like new" condition, and upon Termination of the Lease, Tenant agrees that the Existing Furnishings will remain in the Leased Premises.

Initial Landlord

Initial Tenant

COMMERCIAL LEASE

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the date first set forth above.

SIGNED, SEALED AND DELIVERED
In the presence of: [signature]

DATED AT Oakville this 8th day of March 2016.

KATALEX HOLDINGS INC.
(Landlord)

[signature]
Signature

Michele Bailey
Name and Title
I/We have authority to bind the Corporation.

MBE HOLDINGS INC.
590 Madison Avenue, Suite 2100
New York, NY 10022
(Tenant)

[signature]
Signature

Richard Huec
Name and Title
I/We have authority to bind the Corporation.

[initials] Initial Landlord [initials] Initial Tenant